EXHIBIT 10.13


     AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT OF RICK L. WESSEL


      This is the First Amendment ("First Amendment") to the Employment Agreement of Rick L. Wessel entered into as of December 31, 2004 (the "Agreement"), by and between First Cash Financial Services, Inc. (the "Company"), a Delaware corporation, and Rick L. Wessel (the "Executive"). This First Amendment shall apply prospectively and is effective as of March 9, 2007.

      WHEREAS, Executive is presently employed by the Company pursuant to the Agreement between the parties (said Agreement including all previous amendments and/or addenda, if any), and the parties desire to modify the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. In paragraph 3(a) of the Agreement, after the term "President," insert the phrase "and Chief Executive Officer ("CEO")."

      2.   In  the  first  sentence  of   paragraph  3(c),  after  the   word
 "President," insert the phrase "and CEO." In the last sentence of paragraph 3(c), after the word "President," insert the phrase "and CEO."

      3. In paragraph 7 of the Agreement, after the term "$550,000," insert the phrase "through December 31, 2005, $605,000 from January 1, 2006 to December 31, 2006, and $700,000 beginning January 1, 2007."

      4. Except as modified herein, the remainder of the Agreement shall remain unchanged.

      EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS FIRST AMENDMENT WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY.


 FIRST CASH FINANCIAL SERVICES, INC.           EXECUTIVE


 By:_____________________________              ______________________________
    Phillip E. Powell                          Rick L. Wessel
    Chairman of the Board